Exhibit 10.10

LEASE

FOR

AMBERGLEN BUSINESS CENTER

BY AND BETWEEN

AMBERGLEN, LLC

“Landlord”

and

SUMMIT SEMICONDUCTOR, LLC

“Tenant”

LEASE AGREEMENT

i

Section 9.	QUIET ENJOYMENT	10

Section 10.	ASSIGNMENT AND SUBLETTING	10
10.1	Consent Required	10
10.2	Procedure	10
10.3	Conditions	10

Section 11.	INSURANCE	11
11.1	Tenant’s Compliance with Landlord’s Fire and Casualty Insurance	11
11.2	Tenant’s Insurance	11
11.3	Requirements	12
11.4	Failure of Tenant to Purchase Insurance	12
11.5	Subrogation	12

Section 12.	RULES AND REGULATIONS	12

Section 13.	ALTERATIONS	12
13.1	Requirements	12
13.2	RemovaI and Restoration	13
13.3	Compliance	13
13.4	No Liens	13

Section 14.	LANDLORD’S AND TENANT’S PROPERTY	13
14.1	Landlord’s Property	13
14.2	Tenant’s Property	13
14.3	Abandonment	13

Section 15.	SERVICES AND UTILITIES	13
15.1	Utilities	13
15.2	Excess Usage	14
15.3	Disclaimer	14
15.4	Use of Common Areas and Facilities	14
15.5	Parking Facilities	14
15.6	Signage	14
15.7	Mailbox	14

Section 16.	ACCESS	15

Section 17.	NOTICE OF OCCURRENCES	15

Section 18.	NONLIABILITY AND INDEMNIFICATION	15
18.1	Assumption of Risk	15
18.2	Indemnification By Tenant	15

Section 19.	DAMAGE OR DESTRUCTION	15
19.1	Casualty	15
19.2	Condemnation	16

Section 20.	SURRENDER AND HOLDING OVER	16
20.1	General	16
20.2	Surrender	16
20.3	Holding Over	16

Section 21.	EVENTS OF DEFAULT:	16
21.1	Events of Default	16

Section 22.	REMEDIES UPON DEFAULT	17
22.1	Remedies	17
22.2	Cumulative Remedies	17
22.3	Termination	18
22.4	Reduction or Cancellation of Services	18
22.5	Interest on Damages	18

Section 23.	RELOCATION	18

Section 24.	NO WAIVERS OF PERFORMANCE	18

Section 25.	CURING TENANT’S DEFAULTS	18

Section 26.	BROKER	18

Section 27.	NOTICES	18

Section 28.	ESTOPPEL CERTIFICATES	19

ii

28.1	Execution	19
28.2	Failure to Execute	19

Section 29.	MEMORANDUM OF LEASE	19

Section 30.	ADJUSTMENT OF COMMENCEMENT AND EXPIRATION DATES	19
30.1	Commencement Date	19
30.2	Delay in Commencement	19
30.3	Expiration Date	19
30.4	Early Occupancy	19

Section 31.	RIGHT TO AUDIT TENANT	19

Section 32.	INDOOR AIR QUALITY	19
32.1	Maintenance of Indoor Air Quality	19
32.2	Notification by Tenant	19
32.3	Tenant’s Failure to Notify	19

Section 33.	ENERGY AND ENVIRONMENTAL INITIATIVES	20

Section 34.	MISCELLANEOUS	20
34.1	Merger	20
34.2	Modifications	20
34.3	Successors and Assigns	20
34.4	Nonrecourse Lease	20
34.5	Force Majeure	20
34,6	Definitions	20
34.7	Effect of Expiration	21
34.8	Excavation	21
34.9	Union Contracts	21
34.10	Prorations	21
34.11	Governing Law	21
34.12	Light, Air and View	21
34.13	Tenant Representations	21
34.14	Defined Terms	21
34.15	Counterparts	21
34.16	Costs and Attorney Fees	22
34.17	Effect of Failure to Consent	22

EXHIBITS:

EXHIBIT A	Legal Description and Parcel Map for Land
EXHIBIT B	Park Common Areas
EXHIBIT C	Floor Plan for the Building
Floor Upon Which the Premises is Located
EXHIBIT D	Rules and Regulations
EXHIBIT E	Addendum to Lease

iii

LEASE AGREEMENT

This Lease Agreement (“Lease”), dated for reference purposes June 11, 2015 (“Effective Date”), is by and between AmberGlen, LLC, a Delaware limited liability company (“Landlord”), and Summit Semiconductor, LLC, a Delaware limited liability company (“Tenant”).

Section 1.            BASIC LEASE INFORMATION:

1.1         Basic Lease Information: Each reference in the Lease to any of the Basic Lease Information shall mean the respective information set forth below, and such information shall be deemed incorporated as a part of the terms provided under the particular Lease section pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the former shall control.

1.2         Building:     20575 Building

      20575 NW Von Neumann Drive

      Beaverton OR 97006

1.3         Landlord: AmberGlen, LLC, a Delaware limited liability company.

1.4         Landlord’s Address:

1.4.1	Landlord’s Address for Giving of Notices:

AmberGlen, LLC

c/o KG Investment Management, L.L.C.

1915 NW AmberGlen Parkway Ste 365

Beaverton OR 97006

Copy to:

AmberGlen, LLC

c/o Principal Life Insurance Company

711 High Street

Des Moines IA 50392

1.4.2	Landlord’s Address for Payment of Rent:

AmberGlen, LLC

PO Box 310300

Property No. 024418

Des Moines IA 50331-0300

1.5	Tenant’s Address for Giving of Notices:

Summit Semiconductor LLC

20575 NW Von Neumann Dr. Suite 100

Beaverton, OR 97006

1.6         Premises: Suite 100 consisting of approximately 17,465 rentable square feet as outlined on the floor plan of the Building attached hereto as Exhibit C. (Section 2.2; Exhibit C).

1.7         Building: The Building located at 20575 NW Von Neumann Drive, Beaverton, Oregon, as shown on Exhibit A.

1.8         Park Common Areas: As outlined on Exhibit B attached hereto, Landlord may, from time to time, adjust the size and configuration of the Park Common Areas as defined herein.

1.9         Project: The Premises, Building and Park Common Areas as each are defined in this Lease (as they may be expanded, altered or contracted from time to time in Landlord’s sole discretion).

1.10       Parking Allowance: Parking shall be in common with all other tenants of the Building within parking spaces striped on the surface lot constructed on the Land described on Exhibit A. Parking for the Building has been constructed at four (4) spaces for each 1,000 rentable square feet within the Building. Tenant’s use of the common stalls constructed for the Building shall be free of charge. Tenant shall have access to four (4) spaces for each 1,000 rentable square feet leased.

1.11       Use of Premises: Offices for the following type of business: General office and research, development, assembly, and storage of integrated circuits and printed circuit board assemblies. (Section 3)

1.12       Construction Document Submittal Date: Intentionally deleted.

1.13       Construction Document Approval Date: Intentionally deleted.

Page 1 – LEASE AGREEMENT

1.14       Commencement Date: August 1, 2015 or such earlier or later date as provided in Section 30 of the Lease. (Section 2.3)

1.15       Expiration Date: October 31, 2018 or such earlier or later date as provided in Section 30 of the Lease. (Section 2.3)

1.16       Rent:

Periods	Monthly Base Rent Amount
Month 1	$0
Months 2-12	$26,198
Month 13	$0
Months 14-24	$26,983
Month 25	$0
Months 26 - 36	$27,798
Month 37	$14,314
Months 38 - 39	$28,628

The months referred to above are the full calendar months after any first partial month of the Lease Term. The Base Rent for any such partial month shall be prorated based on the same rents as specified for the first full calendar month when Base Rent is payable.

1.17       Tenant’s Initial Percentage: Tenant’s Percentage of Operating Expenses shall be thirty and two-tenths percent (30.2%), calculated by dividing 17,465 rentable square feet leased by 57,827 square feet (the Building square footage),

1.18       Base Year for Adjustments to Operating Expenses: The 2015 calendar year. (Section 6.2)

1.19       Base Year for Adjustments to Taxes: The 2015 calendar year.

1.20       Security Deposit: $81,809, payable upon Tenant’s execution of this Lease. See Section 7.3 for terms regarding partial release of Security Deposit.

1.21       Guarantor(s) Name and Address: Intentionally deleted.

1.22       Brokers:       Landlord:

Kidder Mathews

One SW Columbia St Ste 950

Portland OR 97258

Tenant:

Hume Myers Tenant Counsel, LLC

15455 Hallmark Drive, Suite 100

Lake Oswego OR 97035

Section 2.            DEMISE AND RENT:

2.1         Demise: Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease (herein called the “Lease”), the Premises in the Building located on the Land (as defined in Section 34.6.4). Landlord hereby grants to Tenant, and Tenant hereby accepts from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease, a non-exclusive right to use the common areas of the Building (“Building Common Areas”), if any, and the Park Common Areas, subject to the provisions of Section 15.4 below and the Rules and Regulations attached hereto as Exhibit D.

2.2         Premises: The Premises (herein called “Premises”) leased to Tenant are described in the Basic Lease Information, are outlined on the floor plan(s) for the Building attached hereto as Exhibit C, which is incorporated herein by this reference. The rentable square footage of the Premises has been computed in accordance with the space measurement standard adopted by NAIOP.

2.3         Commencement and Expiration Dates: The term of this Lease (herein called “Lease Term”) shall be for the period specified in the Basic Lease Information subject to adjustment as provided in Section 30 of this Lease (or until sooner terminated as provided herein).

2.4         Rent: The rents shall be and consist of a Base Rent (herein called “Base Rent”) and Additional Rent (herein called “Additional Rent”). For purposes of this Lease, Base Rent and Additional Rent are referred to collectively as “Rent.” Base Rent shall be the amount indicated in the Basic Lease Information. Base Rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease (except to the extent otherwise specifically provided elsewhere in this Lease and except that Tenant shall pay, upon the execution and delivery of this Lease by Tenant, the sum indicated in the Basic Lease Information, to be applied against the first installment of Base Rent becoming due under this Lease). Additional Rent shall consist of all other sums of money as shall become due from and payable by Tenant to Landlord under this Lease. All Rent shall be paid in lawful money of the United States of America to Landlord at its office or such other place, as Landlord shall designate by notice to Tenant. Tenant shall pay the Base Rent and Additional Rent promptly when due without notice or demand and without any abatement, deduction or offset for any reason whatsoever, except as expressly provided in this Lease. If the Commencement Date occurs on a day other than the first day of a calendar month, the Base Rent for that partial calendar month shall be prorated as provided in Section 34.10 and in Section 1.16.

Page 2 – LEASE AGREEMENT

2.5         Late Charge: Tenant agrees that if Rent from Tenant to Landlord remains unpaid ten (10) days after said amount is due, the amount of such unpaid Rent or other payments shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to ten percent (10%) of the amount of the delinquent Rent or other payment. The provisions of this section in no way relieve Tenant of the obligation to pay Rent or other payments on or before the date on which they are due, nor do the terms of this section in any way affect Landlord’s remedies pursuant to Section 22 of this Lease in the event Rent is past due.

2.6         Confidentiality: Tenant shall not disclose and shall instruct its employees and representatives not to disclose the Rent and other terms of this Lease except to the extent disclosure is reasonably necessary in the conduct of Tenant’s business.

Section 3.            USE AND OFFICE OF FOREIGN ASSETS CONTROL COMPLIANCE:

3.1         Tenant Use: Tenant shall use the Premises only for the use specified in Section 1.11 of the Basic Lease Information and for no other purpose. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant’s business in the Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not do or permit anything to be done in, on, or about the Project which will: (i) in any way obstruct or interfere with the rights of other tenants or occupants of the Building, injure or unreasonably annoy them; (ii) use or allow the Project to be used for any unlawful purpose; (iii) cause or maintain or permit any nuisance, nor commit or allow the commission of any waste, nor use or permit anything to be done which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation applicable to Tenant now in force or which may hereafter be enacted or promulgated; and (iv) not do or permit anything to be done on the Project or bring or keep anything therein which will in any way increase the rate of any insurance upon the Project or any of its contents from the rate now in effect or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements applicable to Tenant now in force or which may hereafter be in force (“Legal Requirements”) and with the requirements of any board of fire underwriters or similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises or the Building. Tenant will timely file all tax returns relating to, and pay before delinquency all taxes, assessments, licenses, fees, and charges assessed, imposed, or levied on Tenant, including, without limitation, on Tenant’s (i) business operations, (ii) trade fixtures, (iii) leasehold improvements completed by, for, or on behalf of Tenant, and (iv) other personal property, including, without limitation, Tenant’s Property, in or about the Premises, and on Landlord’s request, will provide Landlord with proof of such filing and payment. Tenant shall not be required to make structural changes unless related to or affected by: (i) alterations or improvements made by or for Tenant; or (ii) Tenant’s acts. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation, or requirement, shall be conclusive of such violation as between Landlord and Tenant. Tenant shall use its best efforts to prevent any violation of applicable Legal Requirements by its partners, directors, officers, agents, employees, contractors, and invitees.

3.2         Hazardous Materials:

3.2.1       Definition. As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “infectious wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local laws or regulations (“Hazardous Material Laws”) including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

3.2.2       General Prohibition. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises, the Building, the Park Common Areas, or the Land by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord.

3.2.3       Indemnification. Tenant shall indemnify, defend and hold Landlord harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings and orders or judgments, arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys’, consultants’, and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or liabilities or losses (economic or other) arising from a breach of this prohibition by Tenant, its agents, employees, contractors, sublessees or invitees. The indemnification obligations of Tenant contained in this Section 3.2.3 shall survive the expiration or termination of the Lease.

Page 3 – LEASE AGREEMENT

3.2.4       Obligation to Remediate. In the event Hazardous Materials are discovered upon, in, under, or migrated from the Premises, Building, Land, or Park Common Areas, and the applicable governmental agency or entity having jurisdiction over the Premises requires the removal of such Hazardous Materials arising out of or related to the use or occupancy of the Premises, Building, Land, or Park Common Areas by Tenant or its agents, affiliates, customers, employees, business associates or assigns, but not those of its predecessors, Tenant shall at its sole cost and expense remove such Hazardous Materials, and perform any remediation or other action required by the applicable governmental agency or reasonably required by Landlord necessary to make full economic use of the Project. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises, the Building, the land, or the Park Common Areas, nor enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Material in any way connected with the Premises, the Building, the Land, or the Park Common Areas without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge, or disposal of any Hazardous Material in, on, or under the Premises, the Building, the Land, or the Park Common Areas, or any portion thereof; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened pursuant to any Hazardous Material Laws; (iii) any claim made or threatened by any person against Tenant, the Premises, the Building, the Land, or the Park Common Areas relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or removed from the Premises, the Building, the Land, or the Park Common Areas, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, or asserted violations relating in any way to the Premises, the Building, the Land, or the Park Common Areas, or Tenant’s use thereof.

3.2.5       Survival. Tenant’s breach of any of its covenants or obligations contained in this Section 3.2 shall constitute a materia! default under the Lease. The obligations of Tenant contained in this Section 3.2 shall survive the expiration or earlier termination of the Lease without any limitation and shall constitute obligations that are independent and severable from Tenant’s covenants and obligations to pay Rent under the Lease.

3.3         OFAC Compliance:

3.3.1       Tenant represents and warrants that (i) Tenant and each person or entity owning an interest in Tenant is (a) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (b) is not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (ii) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (iii) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (iv) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (v) Tenant has implemented procedures, and will consistently apply those procedures to ensure the foregoing representations and warranties remain true and correct at all times.

3.3.2       Tenant covenants and agrees (i) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (ii) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this section or the preceding section are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (iii) to not use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease, and (iv) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

3.3.3       Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

Page 4 – LEASE AGREEMENT

3.3.4       The term Embargoed Person means any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law (“Embargoed Person”).

This Section 3.3 shall not apply to any person to the extent that such person’s interest in Tenant is through a U.S. Publicly-Traded Entity. As used in this Agreement, U.S. Publicly-Traded Entity means a Person, other than an individual, whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a person (“U.S. Publicly-Traded Entity”).

Section 4.	TENANT’S ACCEPTANCE AND MAINTENANCE OF PREMISES:

4.1         Acceptance of Premises: Tenant acknowledges that prior to the Commencement Date, Tenant is occupying the Premises under the terms of a sublease with LTX-Credence Corporation as the sublandlord (“Sublandlord”). By remaining in possession of the Premises on the Commencement Date under the terms of this Lease, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver them and otherwise in good order, condition and repair.

4.2         Building Maintenance:

4.2.1       Landlord shall maintain the Project (exclusive of the Premises), including the foundation, exterior walls, structural portions of the Premises (including load-bearing interior walls and columns, excepting damage caused by Tenant), roof of the Premises, and the common areas including public lobbies, stairs, elevators, corridors and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, including, without limitation, the heating, ventilating, and air conditioning systems serving the Building and Premises (“Building HVAC Systems”), except for equipment specifically serving Tenant’s labs and computer rooms, in reasonably good order and condition except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant’s expense.

4.2.2       Except for Landlord’s maintenance responsibilities stated in Section 4.2.1 above, Tenant shall, at all times during the Lease Term, at Tenant’s sole cost and expense, keep the Premises in good order, condition and repair, which obligation shall include, without limitation except normal wear under the approved Use, the obligation to maintain, repair, and replace as necessary: (i) floor coverings; (ii) wall coverings; (iii) paint; (iv) casework; (v) ceiling tiles; (vi) heating, ventilating and air conditioning systems exclusively serving Tenant’s labs and computer rooms (“Exclusive HVAC Systems”); (vii) window coverings; (viii) non-building standard lights and ballasts; (ix) locks and hardware; (x) all Tenant’s Property (as defined in Section 14.2 of the Lease); (xi) electrical, plumbing, and other mechanical facilities to the point of connection with Landlord’s facilities but in no event at a location point outside the Premises; and (xii) all broken window glass and door glass in the Premises, which shall be replaced with glass of the same size and quality, unless the breakage occurs due to a structural defect in the Building.

4.2.3       Upon acceptance of the Premises as provided in Section 4.1 above, Tenant shall be deemed to have accepted the Premises in their “AS IS” condition and Landlord shall have no obligation to alter, remove, improve, decorate, or paint the Premises or any part thereof. No representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as set forth herein.

4.3         No Tenant Improvements. Landlord shall not make any tenant improvements to the Premises or provide Tenant with a tenant improvement allowance.

Section 5.            OPERATING EXPENSES AND TAXES:

5.1         Operating Expenses: For the purpose of this Lease, the term “Operating Expenses” shall mean all expenses paid or incurred by Landlord (or on Landlord’s behalf) as reasonably determined by Landlord to be necessary or appropriate for the efficient use, operation, maintenance, repair and replacement of the Project, including without limitation:

5.1.1       All costs and expenses to Landlord in maintaining fire and extended coverage insurance including an all risk endorsement on the property, public liability, fidelity, rent loss insurance, difference in conditions and any other insurance maintained by Landlord covering the use and operation of the Project, and the part of any claim required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Project (all such insurance shall be in such amounts as Landlord may reasonably determine).

5.1.2       All costs and expenses of repairing, replacing, operating, and maintaining the Building HVAC Systems (excepting the Exclusive HVAC Systems and such HVAC systems as tenants of the Building are required to maintain under the terms of their leases), including maintenance contracts therefor and the cost of ail utilities required in the operating of all such systems, except those required to be paid directly by a tenant of the Building.

5.1.3       All costs and expenses to Landlord in providing standard services and utilities to tenants of the Building, including standard janitorial services, common area janitorial services, window washing and utilities not separately metered.

Page 5 – LEASE AGREEMENT

5.1.4       Reasonable costs incurred by accountants, attorneys, or other experts or consultants incurred in connection with operation, maintenance, or management of the Project.

5.1.5       All costs and expenses incurred by Landlord in operating, managing (including administrative costs), maintaining and repairing the Project, including without limitation: (i) all sums expended in connection with the Building Common Areas and Park Common Areas for general maintenance and repairs, resurfacing, painting, restriping, cleaning, sweeping and janitorial services, window washing, maintenance and repair of elevators, stairways, sidewalks, curbs, Building signs, sprinkler systems, planting and landscaping. The Park Common Area expenses included in the Operating Expense total shall be calculated to contain no more than the proportionate share of the Park Common Area expenses applicable to the Building as a percentage of the Project; (ii) the cost of all charges for gas, steam, electricity, heat, air conditioning, ventilation, water, lighting and other utilities together with any taxes thereon; (iii) maintenance, repair and replacement of any fire protection systems, automatic sprinkler systems, lighting systems, storm drainage systems and any other utility systems; (iv) cost of all tools, equipment and supplies and personnel to implement such services and to generally monitor and maintain the Project; (v) rental and/or depreciation of machinery and equipment used in such maintenance and services; (vi) security and fire protection services; trash removal services; (vii) all costs and expenses pertaining to snow and ice removal, alarm systems, utilities; (viii) premiums and other costs for worker’s compensation insurance; salaries, wages, withholding taxes, social security taxes, medical, surgical, union and general welfare benefits (including without limitation, group life insurance), and pension or other retirement payments of employees of Landlord or Landlord’s property manager engaged in the repair, maintenance and operation; (ix) personal property taxes, fees for required licenses and permits, supplies and charges; (x) alternations or improvements including, without limitation, repair or replacement of furnishings, fixtures, accessories, floor coverings and painting; and (xi) all other charges allocable to the operation, maintenance, repair of the Project.

Costs and expenses incurred by Landlord in operating, managing and maintaining the Project, which are incurred exclusively for the benefit of specific tenants of the Building will be billed accordingly and will not be included within the Operating Expenses. Landlord, however, may cause any or all of said services to be provided by an independent contractor(s).

5.1.6       Cost of capital improvements, structural repairs or replacements made to the Project in order to conform to changes subsequent to the date of this Lease in any applicable laws, ordinances, rules, regulations, or orders of any governmental or quasi-governmental authority having jurisdiction over the Project or any such capital improvements, structural repairs or replacements designed primarily to reduce Operating Expenses. Expenditures for the foregoing, and for tools and equipment referred to in Section 5.1.5, may be amortized in accordance with GAAP over the useful life of such structural repair or replacement, or tools and equipment, as determined by Landlord. In the event Tenant is obligated to pay for a capital repair or replacement under the Lease (or a portion thereof), Tenant will pay its proportionate share based upon the useful life of the repaired or replaced item.

5.2         Exclusions From Operating Expenses: Operating expenses shall not include: (i) depreciation or amortization (except as provided above in Section 5.1); (ii) interest on and amortization of debts (except as provided above in Section 5.1); (iii) tenant improvements made for any tenants of the Building including those for Landlord or its tenants; (iv) leasing commissions, attorney fees, costs and disbursements, and other expenses incurred in connection with leasing, renovating, or improving space for tenants or prospective tenants; (v) costs associated with the collection of rent under any lease or defense of Landlord’s title to or interests in the Project; (vi) refinancing costs; (vii) the cost of any work or services performed for any occupants of any leased space in the Building (including Tenant), whether at the expense of Landlord or such occupants, to the extent that such work or services is in excess of the work or services which Landlord makes available to tenants generally or is required to furnish to Tenant under this Lease; (viii) damages recoverable by any occupant due to violation by Landlord of any of the terms and conditions of this Lease or any other lease relating to the Building; (ix) capital repairs and replacements (except as provided above in Section 5.1); (x) advertising and promotional expenses; (xi) repairs and other work occasioned by fire or other casualty to the extent Landlord is actually reimbursed or entitled to reimbursements by insurance proceeds; (xii) fines or penalties incurred due to violations by Landlord of governmental laws, regulations, orders and the like; (xiii) expenses for vacant rentable space within the Building, including the cost of utilities and renovation; (xiv) all overhead, costs and expenses associated with the operation of Landlord’s business, as distinguished from costs and expenses associated with the operation of the Project such as, without limitation, corporate accounting and legal fees, fidelity and office liability insurance premiums, cost and expense of defending or prosecuting litigation not related to the Project, costs and expense of selling, syndicating, financing or mortgaging Landlord’s interest in the Project, and cost and expense of collection of rent from other tenants; and (xv) any items of expense as to which Landlord is reimbursed by means other than Operating Expense payments by tenants of the Building such as through insurance proceeds or litigation against the party who wrongfully caused the expense.

5.3         Taxes: The term “Taxes” shall include (i) all real property taxes and assessments and personal property taxes, charges, rates, duties and assessments charged, levied or imposed by any governmental authority with respect to the Project, and any improvements, fixtures and equipment located therein or thereon, and with respect to all other property of Landlord, real or personal, of the Project or any obligation to any governmental entity assessed upon Landlord as a result of its ownership or operation used in connection with the operation; (ii) any tax in lieu of a real property tax; (iii) any tax or excise levied or assessed by any governmental authority on the rentals payable under this Lease or rentals accruing from the use of the Project; provided that this shall not include federal or state, corporate or personal income taxes; (iv) any tax or excise imposed or assessed against Landlord which is measured or based in whole or in part on the capital employed by Landlord to improve the Project, or to construct the Building; and (v) all reasonable costs and expenses incurred by Landlord in contesting or negotiating the same with governmental authority if Landlord, in its reasonable discretion, elects to contest or negotiate the same.

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5.3.1       If Landlord receives a refund of Taxes then Landlord shall credit such refund, net of any professional fees and costs incurred by Landlord to obtain the same, against the Taxes for the Operating Year to which the refund is applicable. The amount of the Taxes for the Base Year shall reflect any refund resulting from any appeal, protest or other action by Landlord contesting the amount claimed by the governmental authorities and any statements by Landlord as to the amount of Base Year Taxes shall be tentative until any such contest is completed.

Section 6.            PAYMENT OF OPERATING EXPENSES:

6.1         Operating Year: As used in this Section 6, the term “Operating Year” shall mean each calendar year of the Lease Term and in the event this Lease begins or ends on any date other than the first day of the calendar year, the calculations, costs and payments referred to herein shall be prorated as provided in Section 34.10.

6.2         Tenant’s Percentage: Throughout the entire Lease Term, Tenant shall pay, as Additional Rent, Tenant’s Percentage of the increase in Operating Expenses and Taxes for the Project, if any, over the Operating Expenses and Taxes for the applicable Base Year as defined in Sections 1.18 and 1.19 of the Basic Lease Information. The Base Year Operating Expenses and Taxes shall be increased (i.e. “grossed up”) to the amount that Landlord would have incurred had the Building been at least ninety percent (90%) occupied during the entirety of the Base Year. Tenant’s Percentage of the increase in Operating Expenses and Taxes for the Project for each Operating Year shall be calculated as follows: the Operating Expenses and Taxes for each Operating Year less the Operating Expenses and Taxes for the Base Year shall be multiplied by Tenant’s Percentage. If in any Operating Year Tenant occupies the Premises for less than the full Operating Year, then the product from the foregoing multiplication shall be multiplied by the percentage of the Operating Year in which Tenant occupied the Premises. “Tenant’s Percentage” shall mean a percentage, the numerator of which is the number of rentable square feet of the Premises and the denominator of which is the total number of rentable square feet of the Building, whether or not such space is actually rented. Tenant’s Percentage (as specified in the Basic Lease Information, and adjusted as provided herein) may be changed from time to time to reflect any change in the total rentable square footage in the Building. All calculations of rentable area shall be on the basis as originally used to determine the rentable area shown in the Basic Lease Information.

During the periods when the Building is not fully occupied, Landlord shall reasonably adjust Operating Expenses to reflect the costs that would normally have been incurred had the Building been fully occupied for the entire period and the Building had been fully assessed for property tax purposes. The Building shall be considered fully occupied when occupancy reached ninety percent (90%). If during any Operating Year the tenant of any space in the Building performs work or services thereon pursuant to a written agreement between Landlord and such tenant in lieu of having Landlord perform the same and the cost thereof would have been included in Landlord’s Operating Expenses, then in any such event(s), at Landlord’s option, the Operating Expenses for such Operating Year shall be adjusted to reflect the Operating Expenses that would have been incurred if Landlord had performed such work or services, as the case may be. In the event Operating Expenses are decreased as a result of extraordinary charges then the Base Year Operating Expenses shall be correspondingly reduced. An extraordinary change shall mean changes unrelated to the normal inflation and deflation of the costs of goods and services making up the Operating Expenses, such as a change in the rentable area contained in the Building resulting from condemnation, casualty, demolition, alteration or construction of the additional improvements. Any decrease in Taxes shall be considered an extraordinary change if due to any statewide property tax limitation or reduction legislation. If the total rentable area of the Building changes, Landlord shall reasonably determine a revised Tenant’s Percentage reflecting the change as of the date of such change.

6.3         Written Statement of Estimate: For each Operating Year during the Lease Term after the Base Year, Landlord shall furnish Tenant with a written statement setting forth Tenant’s Percentage of the estimated increase in Operating Expenses and Taxes for the next Operating Year. Tenant shall pay to Landlord as Additional Rent commencing on January 1 of the Operating Year, and thereafter on the first day of each calendar month, an amount equal to one-twelfth (1/12th) of the amount of Tenant’s Percentage of such increase as shown in Landlord’s written statement. In the event Landlord delivers the written statement late, Tenant shall continue to pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant’s Percentage of the estimated increase in Operating Expenses for the immediately preceding Operating Year until Landlord furnishes the written statement, at which time Tenant shall pay the amount of any excess of Tenant’s Percentage for the expired portion of the current Operating Year over Tenant’s actual payments during such time and any excess payments by Tenant shall be credited to the next due payment of Rent from Tenant. The late delivery of any written statement by Landlord shall not constitute a waiver of Tenant’s obligation to pay its Pro Rate Share of the increase in Operating Expenses, nor subject Landlord to any liability, but Landlord shall use reasonable efforts to deliver such written statements of Operating Expenses as soon as reasonably possible.

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6.4         Reestimations: At any time from time to time during the Lease Term, Landlord may furnish Tenant with written notice of a reestimation of the annual Operating Expenses and Taxes to reflect more accurately Landlord’s most recent estimate of the current Operating Expenses and Taxes. Commencing with the first day of the calendar quarter next succeeding delivery of such notice to Tenant, and continuing on the first day of each calendar month during the Term (until subsequently reestimated), Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant’s share of the estimated Operating Expenses and Taxes, as reestimated.

6.5         Annual Adjustments: Within one hundred eighty (180) days following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant an itemized statement certified as correct by Landlord, setting forth the total Operating Expenses and Taxes for the preceding calendar year, the amount of Tenant’s share of such Operating Expenses and the payments made by Tenant with respect to such calendar year (“Operating Statement”). If Tenant’s share of the actual Operating Expenses and Taxes for such year exceeds the payment so made by Tenant, based on Landlord’s estimate, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of said statement. If said payments by Tenant, based on Landlord’s estimate, exceed Tenant’s share of the actual Operating Expenses and Taxes, Landlord will credit the amount of such overpayment against Tenant’s next Operating Expense and Tax payment due; or, if the Lease has expired or terminated, Landlord will refund such amount to Tenant within thirty (30) days after the date of such estimate, subject to set off by Landlord against any sums then due Landlord by Tenant.

6.6         Tenant Examination: In addition, Tenant may, upon at least five days advance written notice to Landlord, and during business hours, may examine any invoices, receipts, canceled checks, vouchers or other instruments used to support the figures shown on the Operating Statement; provided, however, that Tenant shall only be entitled to such an examination once in each Operating Year, and the examination shall not be conducted by anyone who is engaged on a contingent fee basis to represent Tenant or who is a competitor of Landlord. Property managers and commercial building owners shall be deemed competitors of Landlord. The person conducting the examination on behalf of Tenant shall enter into a confidentiality agreement reasonably satisfactory to Landlord. In the event the examination discovers an overcharge in excess of five percent (5%) of the Operating Expense payments during the Operating Year covered by the examination, Landlord shall reimburse Tenant for the actual out-of-pocket costs reasonably incurred by Tenant due to the examination. In the event the examination fails to discover an overcharge in excess of five percent (5%) of the Operating Expense payments during the Operating Year covered by the examination, Tenant shall reimburse Landlord for the actual costs incurred by Landlord due to the examination.

6.7         Disputes: Each such statement given by Landlord pursuant to this section shall be conclusive and binding upon Tenant unless within sixty (60) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect, if such disputes shall not have been settled by agreement, either party, within sixty (60) days after receipt of Tenant’s notice, may pursue its available legal remedies. Tenant hereby agrees that a dispute over the statement or any good faith error by Landlord in interpreting or applying Section 5 or in calculating the amounts in the statement shall not be a breach of this Lease by Landlord. If any legal proceeding over the statement is resolved against Landlord, this Lease shall remain in full force and effect and Landlord shall not be liable for any consequential damages, and pending the determination of such dispute, Tenant, within ten (10) days of receipt of such statement, shall pay Additional Rent in accordance with the statement, without prejudice to Tenant’s positions. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay to Tenant the amount of Tenant’s overpayment of Additional Rents resulting from compliance with the statement.

6.8         Payment: If an Operating Year ends after the expiration or termination of this Lease, the Additional Rent in respect thereof payable under this section shall be paid by Tenant within ten (10) days of its receipt of the Operating Statement for such Operating Year.

6.9         No Reduction in Amount of Monthly Base Rent: Nothing in the Lease shall be construed to mean the Monthly Base Rent amount specified in the Basic Lease information shall be reduced due to any decrease in Operating Expenses, it being intended that the amount of the Monthly Base Rent remain fixed as specified in the Basic Lease Information throughout the Lease Term.

Section 7.            SECURITY DEPOSIT:

7.1         Security Deposit: Tenant shall deposit with Landlord upon execution of the Lease in immediately available funds the sum indicated in Section 1.20 of the Basic Lease Information as security for Tenant’s faithful performance of Tenant’s obligations hereunder (“Security Deposit”). If Tenant fails to pay Rent, Additional Rent or other charges due hereunder or otherwise defaults with respect to any provision of the Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any Rent, Additional Rent or other charge in default or for the payment of any other sum to which Landlord may become entitled by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. The parties expressly acknowledge and agree that the Security Deposit is not an advance payment of Rent or Additional Rent, nor a measure of Landlord’s damages in the event of any default by Tenant. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount stated above and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest for its use, to Tenant (or at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within sixty (60) days of the later of (i) the last day of the Lease Term, (ii) the date Tenant vacated the Premises, or (iii) the date Tenant has fulfilled all its obligations hereunder. No trust relationship is created here between Landlord and Tenant regarding the Security Deposit.

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7.2         Transfer of Security Deposit: Tenant acknowledges and agrees that Landlord shall have the right to transfer the Security Deposit to any assignee or other transferee of Landlord, subject to the terms hereof, and that the provisions hereof shall apply to every such assignment or transfer to a new Landlord. Upon delivery of the Security Deposit to any assignee or other transferee of Landlord’s interest in the Premises, Landlord shall thereupon be discharged from any further liability with respect to the Security Deposit. Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee-in- possession or successor in title to the Premises for accountability for the Security Deposit unless the Security Deposit has actually been received by said mortgagee as security for Tenant’s performance of this Lease.

7.3         Partial Release of Security Deposit. If on December 31, 2015, Tenant is not and has never since the Commencement Date been in default under the Lease and provides evidence satisfactory to Landlord that Tenant has in its bank accounts cash in an amount of not less than Two Million Dollars ($2,000,000), Landlord shall release from the Security Deposit the amount of Twenty-Six Thousand One Hundred Ninety-Eight Dollars ($26,198). If on December 31, 2016, Tenant is not and has never since the Commencement Date been in default under the Lease and provides evidence satisfactory to Landlord that Tenant has in its bank accounts cash in an amount not less than Two Million Dollars ($2,000,000), Landlord shall release from the Security Deposit the amount of Twenty-Six Thousand Nine Hundred Eighty-Three Dollars ($26,983). In the event of a release of Security Deposit amount as described above, Landlord shall send a check to Tenant within fifteen (15) business days after Tenant provides Landlord with the satisfactory evidence of the minimum amount of cash in Tenant’s bank account

Section 8.            SUBORDINATION, NOTICE TO SUPERIOR LESSORS AND MORTGAGEES:

8.1         Subordination.

8.1.1       This Lease is and shall at all times be and remain subject and subordinate to the lien of any present or future deed of trust, mortgage or other security instrument (a “Mortgage”) or any ground lease, master lease or primary lease (a “Primary Lease”) (and to any and all advances made thereunder) upon the Project, the Building, or the Premises, (the Mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as “Landlord’s Mortgagee”), unless Landlord requires this Lease to be superior to any such Mortgage or Primary Lease. Tenant shall execute and return to Landlord any and all documentation required by Landlord to evidence the subordination (or superiority) of this Lease to any Mortgage or Primary Lease. If Tenant does not provide Landlord with such documentation within five (5) business days after Landlord’s written request given as provided in Section 27, Tenant hereby grants unto Landlord its power-of-attorney to execute such subordination documents as Tenant’s duly authorized and empowered attorney-in-fact.

8.1.2       In the event of subordination of this Lease, Landlord will attempt to obtain from Landlord’s Mortgagee, a written nondisturbance agreement to the effect that (i) in the event of a foreclosure or other action taken under the Mortgage by the holder thereof, this Lease and the rights of Tenant hereunder shall not be disturbed but shall continue in full force and effect so long as Tenant shall not be in default hereunder, and (ii) Landlord’s Mortgagee will agree that in the event it shall be in possession of the Premises, that so long as Tenant shall observe and perform all of the obligations of Tenant to be performed pursuant to this Lease, Landlord’s Mortgagee will perform all obligations of Landlord required to be performed under this Lease.

8.1.3       In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any Mortgage made by Landlord covering the Premises, Tenant shall attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as the landlord under this Lease. Tenant hereby agrees that no mortgagee or its successor shall be (i) bound by any payment of Rent or Additional Rent for more than one (1) month in advance, (ii) bound by any amendment or modification of this Lease made without the consent of Landlord’s mortgagee or its successor, (iii) liable for any breach, act or omission of any prior landlord, (iv) bound to effect or pay for any construction for Tenant’s occupancy, or (v) subject to any claim of offset or defenses that Tenant may have against any prior landlord. The word “Mortgage” as used herein includes mortgages, deeds of trust and any sale-leaseback transactions, or other similar instruments and modifications, extensions, renewals and replacements thereof, and any and all advances thereunder.

8.2         Notice: If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right: (i) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant; and (ii) until a reasonable period of time for such parties to cure the condition has passed.

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8.3         Attornment: For the purposes of this section, the term “Successor Landlord” shall mean the Superior Lessor or Superior Mortgagee if the same succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or any third party that succeeds to the rights of Landlord under this Lease by virtue of having purchased the Land, the Building or the Park Common Areas at a foreclosure sale. So long as Tenant is not in default of this Lease at the time of succession, the Successor Landlord shall accept Tenant’s attornment, and shall not disturb Tenant’s quiet possession of the Premises. Tenant shall attorn to and recognize such Successor Landlord as Tenant’s Landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment.

8.4         Modifications for Superior Mortgagee: If any Superior Mortgagee shall require any modification(s) of this Lease, Tenant upon ten (10) days prior written notice of Landlord’s request, shall execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall require, provided that such modification(s) do not adversely affect in any material respect any of Tenant’s rights under this Lease including Lease Term and Rent obligations.

8.5         Landlord’s Breach of Lease: Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within thirty (30) calendar days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) calendar days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) calendar day period and thereafter diligently prosecutes the same to completion.

Section 9.            QUIET ENJOYMENT:

So long as Tenant pays all of the Base Rent and Additional Rent and performs all of Tenant’s other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises and its nonexclusive rights in the common areas of the Project without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject nevertheless, to the provisions of this Lease and to any Superior Lease and/or Superior Mortgage.

Section 10.          ASSIGNMENT AND SUBLETTING:

10.1      Consent Required: Tenant shall not assign, encumber, mortgage, pledge, license, hypothecate or otherwise transfer the Premises or this Lease whether voluntarily, by operation of law or otherwise, or sublease all or any part of the Premises, or permit the use or occupancy of the Premises by any party other than Tenant, without the prior written consent of Landlord, which shall not be unreasonably withheld. In exercising such right of approval or disapproval, Landlord shall be entitled to take into account any fact or factor which Landlord reasonably deems relevant to such decision, including but not necessarily limited to the following, all of which are agreed to be reasonable factors for Landlord’s consideration: (i) the financial strength of the proposed assignee or subtenant, including but not limited to the adequacy of its working capital to pay all expenses anticipated in connection with any proposed remodeling of the Premises; (ii) the business reputation, character, history and nature of the business of the proposed assignee or subtenant; (iii) whether the proposed assignee or subtenant is a person with whom Landlord has negotiated for space in the Building during the twelve (12) month period ending with the date Landlord receives notice of such proposed assignment or subletting; (iv) whether the proposed assignee or subtenant is a governmental entity or agency; (v) the proposed use of the Premises by such proposed assignee or subtenant and the compatibility of such proposed use with (i) Landlord’s strategic plan, and (ii) the quality and nature of uses by other tenants; (vi) whether the proposed use would cause a violation of any other rights granted by Landlord to other tenants; (vii) whether the proposed use of the Premises would adversely impact the parking or other services provided for other tenants generally; (viii) whether there then exists any default by Tenant pursuant to this Lease or any non-payment or nonperformance by Tenant under this Lease which, with the passage of time or the giving of notice, would constitute a default under this Lease; and (ix) Landlord’s reasonable determination that each and every covenant, condition, or obligation imposed upon Tenant by this Lease and each and every right, remedy, or benefit afforded Landlord by this Lease is not impaired or diminished by such assignment or subletting.

10.2       Procedure:

10.2.1      Tenant must request Landlord’s consent to an assignment or sublease in writing at least forty-five (45) days prior to the commencement date of the proposed sublease or assignment, which request must include: (i) the name and address of the proposed assignee or subtenant; (ii) the nature and character of the business of the proposed assignee or subtenant; (iii) financial information (including financial statements) of the proposed assignee or subtenant; (iv) a copy of the proposed sublet or assignment agreement, which must be in substance and form acceptable to Landlord and shall include, among other provisions, (a) that the original Lease controls, (b) that the sublease is subordinate to the Lease, (c) that Tenant remains liable under the Lease, and (d) that Landlord’s liability is not increased in any manner by said sublease; and (v) any additional information Landlord reasonably requests regarding such proposed assignment or subletting.

10.2.2         Within thirty (30) days after Landlord receives Tenant’s request (with all required information included), Landlord shall have the option, in its sole discretion: (i) to grant its consent in writing to such proposed assignment or subletting; (ii) to terminate this Lease effective as of the commencement date of such proposed assignment or, if a sublease, to terminate this Lease but only if the portion proposed to be subleased is seventy-five percent (75%) or more of the total Premises; or (iii) to deny its consent to such proposed assignment or subletting if reasonably determined by criteria summarized in Section 10.1.

10.3      Conditions: Any subleases and/or assignments are also subject to all of the following terms and conditions:

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10.3.1     If Landlord approves an assignment or sublease as herein provided, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the amount, if any, by which the rent, any additional rent, and any other sums payable by the assignee or subtenant to Tenant under such assignment or sublease exceeds the total of the Rent plus any Additional Rent payable by Tenant hereunder which is allocable to the portion of the Premises which is the subject of such assignment or sublease. The foregoing payments shall be made on not less than a monthly basis by Tenant. Landlord shall have the right to review all records which support said payments.

10.3.2     No consent to any assignment or sublease shall constitute a further waiver of the provisions of this section, and all subsequent assignments or subleases may be made only with the prior written consent of Landlord. In no event shall any consent by Landlord be construed to permit reassignment or resubletting by a permitted assignee or sublessee.

10.3.3     Tenant shall remain liable for all Lease obligations, and, without limitation, the Guaranty of Lease (if any) shall be unaffected by such sublease and assignment, and shall remain in full force and effect for all purposes. An assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

10.3.4     Any assignment or sublease without Landlord’s prior written consent shall be void, and shall, at the option of Landlord, constitute a default under this Lease. If an assignment or sublease is effected in violation of this Lease, Landlord may collect rent from the assignee, transferee, subtenant or occupant and apply the net amount collected to Rent, but no such collection shall be deemed a waiver of this covenant, acceptance of the assignee or subtenant hereunder, or release of Tenant hereunder.

10.3.5     The term of any such assignment or sublease shall not extend beyond the Lease Term.

10.3.6     Tenant shall pay to Landlord a Five Hundred Dollars ($500) processing fee, which shall accompany any request for Landlord’s consent to a proposed assignment or sublease (even if denied, i.e., for work) delivered by Tenant to Landlord.

10.3.7     The proposed assignee or subtenant shall provide Landlord with the names of the persons holding an ownership interest in the assignee or subtenant for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001).

10.3.8     The proposed assignee or subtenant shall represent and warrant that the assignee or subtenant is not and shall not be and, after making due inquiry, that no person who owns a controlling interest in or otherwise controls assignee or subtenant, as an employee, agent or contractor of assignee or subtenant, is or shall be (i) listed on any List maintained by OFAC pursuant to any authorizing statute, Executive Order, or regulation; or (ii) a person (a “Designated Person”) either (a) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (b) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation, or any other similar Executive Orders (collectively, the “Executive Orders”).

10.3.9     Assignee or subtenant also shall require, and shall take reasonable measures to ensure compliance with the requirement, that no person who owns any other direct interest in assignee or subtenant is or shall be listed on any of the Lists or is or shall be a Designated Person.

This section shall not apply to any person to the extent that such person’s interest in the assignee or subtenant is through a U.S. Publicly-Traded Entity.

Section 11.          INSURANCE:

11.1       Tenant’s Compliance with Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for any insurance policies carried by Landlord, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

11.2        Tenant’s insurance. Tenant shall, during the Lease Term, procure at its expense and keep in force the following insurance:

11.2.1     Commercial general liability insurance naming Landlord as an additional insured against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant’s use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollars ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Four Million Dollars ($4,000,000). Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this lease.

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11.2.2    Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures, and personal property located on or in the Premises for perils covered by the causes of loss - special form (all risk) and in addition, coverage for flood, wind, earthquake, terrorism and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

11.2.3    Business interruption and extra expense insurance in such amounts to reimburse Tenant for direct or indirect loss attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or the Building as result of such perils.

11.2.4    Workers’ compensation insurance in accordance with statutory law and employers’ liability insurance with a limit of not less than One Million Dollars ($1,000,000) per accident, One Million Dollars ($1,000,000) disease policy limit, and One Million Dollars ($1,000,000) disease limit each employee.

11.2.5    Such other insurance as Landlord deems necessary and prudent or required by Landlord’s beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

11.3      Requirements: The policies required to be maintained by Tenant shall be with companies rated A-X or better by A.M. Best. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed One Thousand Dollars ($1,000). Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the Commencement Date and annually thereafter at least thirty (30) days prior to the policy expiration date. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease.

11.4      Failure of Tenant to Purchase Insurance: In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated to, purchase the necessary insurance and pay the premium. Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all reasonable expenses (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance.

11.5      Subrogation:  Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property, to the extent that such loss or damage is insured by an insurance policy (or in the event either party elects to self insure any property coverage required) required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer, whereby the insurer waives its rights of subrogation against the other party. The provisions of this section shall not apply in those instances in which waiver of subrogation would cause either party’s insurance coverage to be voided or otherwise made uncollectible.

Section 12.         RULES AND REGULATIONS:

Tenant shall faithfully observe and comply with the rules and regulations printed on or annexed to this Lease as Exhibit D and all reasonable modifications thereof and additions thereto from time to time established by Landlord by written notice to Tenant. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any said rules and regulations but Landlord shall use reasonable efforts to enforce the rules and regulations applicable to any other Building occupant upon Tenant’s request.

Section 13. ALTERATIONS:

13.1         Requirements: Tenant shall not make or suffer to be made any alterations, additions, or improvements (“Alterations”) in, on, or to the Premises or any part thereof without the prior written consent of Landlord.

Landlord will not unreasonably withhold its consent to any Alterations provided (i) the Alterations are nonstructural, do not impair the strength of the Building or any part thereof, and are not visible from the exterior of the Premises; (ii) the Alterations do not affect the proper functioning of the heating, ventilating and air conditioning (“HVAC”), mechanical, electrical, sanitary or other utilities, systems and services of the Building, or increase the usage thereof by Tenant; (iii) Landlord shall have approved the final plans and specifications for the Alterations and all contractors who will perform the alterations;(iv) Tenant pays to Landlord a fee for Landlord’s indirect costs, field supervision, or coordination in connection with the Alterations equal to five percent (5%) of the actual cost of such Alterations; (v) materials used are consistent with the existing materials in the Premises and comply with Building Standards; and (vi) before proceeding with any Alteration which will cost more than $10,000, Tenant obtains and delivers to Landlord a performance bond and a labor and materials payment bond for the benefit of Landlord, issued by a corporate surety licensed to do business in Oregon each in an amount equal to one hundred ten percent (110%) of the estimated cost of the Alterations and in form satisfactory to Landlord, or such other security as shall be reasonably satisfactory to Landlord. Unless all of the foregoing conditions are satisfied, Landlord shall have the right to withhold its consent to the Alterations in Landlord’s sole and absolute discretion.

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13.2       Removal and Restoration: After the expiration or sooner termination of the Lease Term and upon demand by Landlord, Tenant shall remove any or all Alterations and tenant improvements made by or for the account of Tenant, designated by Landlord at the time of approval to be removed, and Tenant shall repair and restore the Premises to their original condition, subject to ordinary wear and tear. Tenant shall not be required to remove the current improvements in the Premises that were part of the Premises at the time of Tenant’s original occupancy. Such removal, repair and restoration work shall be done promptly and with all due diligence at Tenant’s sole cost and expense.

13.3       Compliance:  All Alterations (including any modifications of the Building or Building Common Areas occasioned by the Alterations) shall comply with applicable laws in effect at the time they are made, the other terms of this Lease, and plans and specifications approved by Landlord. Landlord shall have no duty to Tenant with respect to the safety, adequacy, construction, efficiency or compliance with laws, with regard to the design of the Alterations, the plans or specifications therefore, or any other matter related to the Alterations, nor shall the approval by Landlord of any such Alterations be deemed to be a representation as to the safety, adequacy, construction, efficiency or compliance of said Alterations.

13.4       No Liens: Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services, equipment, or materials done for or supplied to Tenant, or any other person claiming through or under Tenant, which shall be issued by any public authority having or asserting jurisdiction. Tenant shall notify Landlord of, and shall defend, indemnify and save harmless Landlord and any Superior Lessor or Superior Mortgagee from and against any and all construction and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures, equipment, or articles so installed in and constituting part of the Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within thirty (30) days after the filing thereof. Nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any notice of violation, or lien provided Tenant posts for the protection of Landlord security acceptable to Landlord.

Section 14.         LANDLORD’S AND TENANT’S PROPERTY:

14.1      Landlord’s Property: All fixtures, carpeting, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Lease Term, whether or not by or at the expense of Tenant, shall upon the expiration or earlier termination of the Lease be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as provided in Sections 13.2 and 14.2 of this Lease.

14.2       Tenant’s Property: All unattached business and trade fixtures, machinery and equipment, computer and communications equipment and office equipment which are installed in the Premises by or for the account of Tenant without expense to Landlord and which can be removed without structural damage to the Building and all furniture, furnishings (excluding window coverings) and other articles of movable personal property owned by Tenant and located in the Premises (herein collectively called “Tenant’s Property”) shall be and remain the property of Tenant and may be removed by Tenant at any time during the Lease Term; provided, that if any of Tenant’s Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall be deemed not to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered Tenant’s Property, and shall be deemed the property of Landlord. Tenant shall also remove prior to the expiration or earlier termination of the Lease Term, at Tenant’s sole cost and expense, all telephone, computer and other electronic wiring and cabling installed for the benefit of Tenant or Sublandlord within the Premises and within the common ducts and shafts of the Building, including, without limitation, data/telco wiring that was part of the Premises at the time of Tenant’s original occupancy. Tenant shall use all necessary care in removing such wires and cables in order to avoid any damage to other tenant’s wiring and cabling or any disruption of service to such other tenants and Tenant agrees to be solely liable for any such damage or disruption of service caused by its removal. If Tenant fails to remove such wiring and cabling prior to the expiration or earlier termination of the Lease Term, Landlord may remove such wires and cables and Tenant shall pay the cost of such removal within ten (10) days after delivery of a bill thereof.

14.3       Abandonment: Any items of Tenant’s Property may be deemed, at the option of Landlord, to have been abandoned if left in the Premises after the Abandonment Deadline, and in such case such items may be retained by Landlord, without accountability, in such a commercially reasonable manner as Landlord shall determine at Tenant’s expense. The “Abandonment Deadline” means the earlier of the expiration date of this Lease, or five (5) days following an earlier termination date, or three (3) business days following entry of an order of possession for restoration of the Premises to Landlord.

Section 15.         SERVICES AND UTILITIES:

15.1       Utilities: Provided Tenant shall not be in default hereunder, and subject to any contrary provisions of this Lease and to the Rules and Regulations, Landlord agrees to furnish to the Premises (i) gas and electricity service, which shall be separately metered and the cost of which shall be paid by Tenant, (ii) heat and air conditioning twenty-four (24) hours per day, seven (7) days per week, including all holidays, (iii) continuous water service reasonably suitable for the intended use of the Premises, and (iv) janitorial services after 6:00 P.M. five (5) days per week exclusive of legal holidays.

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15.2      Excess Usage: Intentionally deleted.

15.3      Disclaimer: Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, or by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of the foregoing utilities and services, unless such interruption is caused by Landlord’s failure to reasonably maintain and operate such equipment (including the Building HVAC Systems), (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other condition beyond the reasonable control of Landlord, or by the making of regular maintenance repairs or improvements to the Premises or the Building, or (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resource consumption.

15.4       Use of Common Areas and Facilities: The Project, including, without limitation, parking areas, lighting facilities, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, rest rooms, and other areas and improvements shall at all times be subject to the exclusive control and management of Landlord. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel and to establish, modify and enforce reasonable rules and regulations necessary for the proper operation and maintenance of the Project. Landlord shall have the right to close from time to time all or any portion of the Project to such extent as, in the opinion of Landlord’s legal counsel, may be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person (other than Tenant) or the public therein. If the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of Rent, nor shall such diminution of such areas be deemed constructive or actual eviction so long as any diminishment under this section does not materially decrease Tenant’s use of the Premises.

15.5       Parking Facilities: Tenant shall have the right throughout the Lease Term to use non-reserved parking spaces, free of charge and on a non-exclusive basis jointly with the other tenants of the Building, and their employees, agents, and invitees, subject to terms and conditions which may be changed from time to time.

15.6      Signage: Tenant shall not install or keep any of its own signs in, on or about the Premises, which are visible from any public areas without the prior written consent of Landlord, which Landlord shall not unreasonably withhold if such signage is in compliance with Landlord’s signage program. Any such sign request shall be made in accordance with the application process in place at the time of the request, and all such signs shall be in compliance with Landlord’s signage program. Tenant shall hold the right to place at its expense standard signage on the exterior of the Building in accordance with the Landlord’s signage program. If there is any sign on or about the Premises or Building without the consent of Landlord, Landlord may remove any such signs and Tenant shall pay Landlord the cost of removal together with interest as set forth in Section 22.5 from date of expenditure until payment is made in full. Tenant shall pay promptly after Landlord invoices Tenant for such costs. If Landlord consents to such signs, Tenant shall repair any damage which alteration, renovation or removal of its signs may cause during or at the expiration or termination of the Lease Term. Tenant, at its expense, shall remove its signs from the Premises at the termination or expiration of this Lease, repair any damage and restore the Premises.

15.6.1     Directories: After the Commencement Date of this Lease, Landlord will provide Tenant with Building standard signage indicating Tenant’s location in the Building. The location of the Premises shall be designated by Building standard signage on a Building lobby directory and at the entry of the Premises. All such identification signs and directories shall be designed and installed at the sole discretion of Landlord. The expenses associated with the initial inclusion and maintenance of Tenant’s name and location on such signs shall be treated as Operating Expenses, but the expenses associated with any changes to such directory signs requested by Tenant shall be Tenant’s responsibility and shall be treated as Additional Rent pursuant to Section 2.4 of this Lease.

15.7       Mailbox: Landlord shall furnish Tenant, without additional charge, a locked mailbox in the Building.

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Section 16.          ACCESS:

Landlord reserves, and shall at all times have, the right to re-enter the Premises upon twenty-four (24) hours’ prior notice to Tenant (except in an emergency) to inspect the same, to supply janitor service (if provided for under this Lease), and to perform any other service to be provided by Landlord to Tenant, to show the Premises to prospective purchasers, mortgagees or tenants, to post notices of non responsibility, and to alter, improve or repair the Premises and any portion of the Building of which the Premises are a part, without abatement of Rent. For such purpose, Landlord may erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned by Landlord’s conduct pursuant to and in compliance with this section. For each of the purposes stated in this section, Landlord shall at all times have and retain a key to all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance). Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open all doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to any portion of the Premises obtained by Landlord by any such means, or otherwise shall not under any circumstances be construed or deemed to be forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from all or part of the Premises. So long as Landlord does not unreasonably impede access to and from the Premises for Tenant and its employees and invitees, Landlord shall also have the right at any time, to modify the Park Common Areas, to change the arrangement and/or location of entrances, lobbies, parking facilities, passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known.

Section 17.         NOTICE OF OCCURRENCES:

Tenant shall give prompt notice to Landlord of: (i) any known occurrence in or about the Premises for which Landlord might be held liable; (ii) any known fire or other casualty in the Premises; (iii) any known damage to or defect in the Premises including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible; and (iv) known damage to or defect in any part or appurtenances of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Premises or any part thereof.

Section 18.         NONLIABILITY AND INDEMNIFICATION:

18.1      Assumption of Risk: Except to the extent of damage resulting from the gross negligence or willful misconduct of Landlord, to the fullest extent permitted by law, Tenant hereby assumes all risk of loss and damage to property and injury to persons in, on, or about the Premises from any cause whatsoever, it being the intent of the parties that it be Tenants obligation to carry and look to its own all risk insurance policy for coverage of any such loss, damage or injury even if caused by the negligence of Landlord. Tenant agrees that neither Landlord, its partners and subpartners, Superior Lessees, Superior Mortgagees, successors, assigns, and each of their respective officers, directors, shareholders, members, agents, property managers, employees, and independent contractors (collectively, the “Landlord Parties”) shall at any time or to any extent whatsoever be liable, responsible, or in any way accountable for any loss, liability, injury, death, or damage to persons or property that at any time may be suffered or sustained by Tenant or by any person(s) whomsoever who may at any time be using, occupying, or visiting the Premises.

18.2      Indemnification By Tenant: Except to the extent of damage resulting from the gross negligence or willful misconduct of Landlord, Tenant agrees to protect, defend (with counsel reasonably acceptable to Landlord) and hold the Landlord Parties harmless and indemnify the Landlord Parties from and against all liabilities, damages, claims, losses, judgments, charges, and expenses (including reasonable attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, (i) Tenant’s or its directors, officers, agents, employees, and invitees (“Tenant Parties”) use of the Premises, Building, Project, and/or Park Common Areas, (ii) the conduct of Tenant’s business, (iii) from any activity, work or thing done, permitted or suffered by Tenant or a Tenant Party in or about the Premises, (iv) in any way connected with the Premises or with the improvements or personal property therein, including, but not limited to, any liability for injury to person or property of Tenant, Tenant Parties, or third party persons, and/or (v) Tenant’s failure to perform any covenant or obligation of Tenant under this Lease. Tenant’s agreement to indemnify Landlord pursuant to this Section 18.2 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

Section 19.         DAMAGE OR DESTRUCTION:

19.1      Casualty: If the Premises or the Building are damaged by fire or other casualty, Landlord shall forthwith repair the same unless this Lease is terminated as permitted herein. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant if the Building is damaged in excess of twenty-five percent (25%) of the Building’s precasualty value, as reasonably determined by Landlord (damage in excess of such amount being referred to as “Major Damage” and damage equal to or less than such amount being referred to as “Minor Damage”). If Major Damage occurs, Landlord may elect to terminate the Lease. If Minor Damage occurs then Landlord shall repair such damage and rebuild that portion of the Building or the Premises damaged. In the event of Major Damage, if Landlord gives its written notice to Tenant electing to rebuild, within sixty (60) days of the date of damage, or in the event of Minor Damage, this Lease shall remain in full force and effect provided the repairs are completed within one hundred eighty (180) days except the Rent shall be reasonably abated during the period of repair based on that portion of the rentable square feet of the Premises not reasonably useable by Tenant. If in the event of Major Damage, Landlord elects by written notice to Tenant not to rebuild, then this Lease shall automatically terminate as of the effective date of such notice, the Rent shall be reduced by a proportionate amount based upon the extent to which Tenants use of the Premises is impaired, and Tenant shall pay such reduced Rent up to the date of termination. Landlord agrees to refund to Tenant any Rent previously paid for any period of time subsequent to such date of termination. Landlord shall not be required to repair any damage by fire or other cause to the property of Tenant.

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19.2       Condemnation:

19.2.1      The terms “eminent domain”, “condemnation”, and “taken”, and the like in this Section 19.2 include takings for public or quasi-public use, and sales under threat of condemnation and private purchases in place of condemnation by any authority authorized to exercise the power of eminent domain.

19.2.2      If more than 25% the Premises is permanently taken by eminent domain or condemnation, this Lease shall automatically terminate as of the date title vests in the condemning authority, and Tenant shall pay all Rent, Additional Rent, and other payments up to that date. If less than or equal to 25% of the Premises is taken by eminent domain or condemnation, then this Lease shall not terminate, and thereafter the Rent shall be reduced (on a per square foot basis) in proportion to the portion of the Premises taken.

19.2.3      Landlord reserves all rights to damages to the Premises or Building, or arising out of the loss of any leasehold interest in the Building or Premises created hereby, arising in connection with any partial or entire taking by eminent domain or condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of Tenant’s leasehold interest or for interference with Tenant’s business as a result of such taking. The foregoing notwithstanding, Tenant shall have the right to claim and recover from the condemning authority separate compensation for any loss which Tenant may incur for Tenant’s moving expenses, business interruption or taking of Tenant’s personal property (but specifically excluding any leasehold interest in the Building or Premises) under the then applicable eminent domain code, provided that Tenant shall not make any claim that will detract from or diminish any award for which Landlord may make a claim.

Section 20.         SURRENDER AND HOLDING OVER:

20.1      General: On the last day of the term of this Lease, or upon re-entry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord ’‘broom-clean” and in good order, condition and repair, except for ordinary wear and tear, and in accordance with the restoration provisions of Section 13 and Section 14 of this Lease.

20.2       Surrender: No agreement relating to the surrender of the Premises by Tenant shall be valid unless in writing and signed by Landlord.

20.3       Holding Over: If Tenant shall, without the written consent of Landlord, hold over and not yield up immediate possession of the Premises after the expiration or sooner termination of the Lease Term, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes any one of the following: (i) creation of a month-to-month tenancy, or (ii) creation of a tenancy at sufferance: in any case, upon the terms and conditions set forth in this Lease except that the monthly Rent (or daily Rent under (ii) above) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as Additional Rent, be equal to one hundred twenty-five percent (125%) of the sum of the Rent plus Additional Rent owed monthly to Landlord under this Lease immediately prior to such expiration or termination (pro rated in the case of (ii) above on the basis of a three hundred sixty (360) day year for each day Tenant remains in possession in the same manner as provided in the Lease for the payment of Rent and Additional Rent if no such notice is served, then a tenancy at sufferance be deemed created. In the case of a holdover which has been consented to by Landlord, unless otherwise agreed to in writing by Landlord and Tenant, Tenant shall give to Landlord thirty (30) days prior written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days prior written notice to quit the Premises, except in the event of non-payment of Rent or Additional Rent when due or the breach of any other covenant or the existence of a default. Tenant shall be liable to Landlord for all damages which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify, defend and hold Landlord harmless from and against claims (including actual and opportunity costs and attorney fees and costs) resulting from Tenant’s retention of possession, including any claim from any tenant or prospective tenant against Landlord. The provisions of this section shall not constitute a waiver by Landlord of any right of re-entry as provided in this Lease nor shall receipt of any Rent or Additional Rent or any other apparent affirmance of the tenancy operate as a waiver of Landlord’s right to terminate this Lease for a breach of any terms, covenants, or obligations contained in this Lease on Tenant’s part to be performed.

Section 21.          EVENTS OF DEFAULT:

21.1      Events of Default: The occurrence of any one or more of the following events of default (“Events of Default”) shall constitute a breach of this Lease by Tenant:

21.1.1     If Tenant shall default in the payment of any Security Deposit, Base Rent or Additional Rent, and such default shall continue for five (5) days after the date it is due.

21.1.2     If Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within such time period and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor to prosecution for a crime or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within such time period advise Landlord of Tenant’s intention to take all steps necessary to remedy such default; (ii) duly commence within such time period, and thereafter diligently prosecute to completion all steps necessary to remedy the default; and (iii) complete such remedy within a reasonable time after the date of said notice of Landlord.

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21.1.3         If any event shall occur whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, be transferred to any person, firm or corporation, except as expressly permitted by Section 10;

21.1.4         If Tenant or any guarantor of Tenant’s obligations shall make a general assignment for the benefit of creditors, or shall be unable to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties;

21.1.5         If within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or if, within thirty (30) days after the appointment without the consent or acquiescence of Tenant of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or

21.1.6         If this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days.

Section 22.          REMEDIES UPON DEFAULT:

22.1      Remedies: Upon the occurrence of an Event of Default constituting a breach of this Lease under Section 21, Landlord may exercise any one or more of the remedies set forth in this Section 22 or in Section 25, or any other remedy available under applicable law or contained in this Lease.

22.1.1         Landlord or Landlord’s agents and employees may immediately or at any time thereafter re-enter the Premises, or any part thereof, either by summary eviction proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises.

22.1.2         Landlord at its option may relet the whole or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenants, for such terms ending before, on or after the expiration date of the Lease Term, at such rentals and upon such other conditions (including concessions, tenant improvements, and free rent periods) as Landlord may determine to be appropriate. Landlord at its option may make such physical changes to the Premises as Landlord considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting Tenant’s liability. If there is other unleased space in the Building, Landlord may lease such other space without prejudice to its remedies against Tenant.

22.1.3         Whether or not Landlord retakes possession or relets the Premises, Landlord shall have the right to recover unpaid rent and all damages caused by the default as well as all costs and expenses incurred in the connection with the enforcement of this Lease, including reasonable attorney fees and court costs. Damages shall include, without limitation: (i) all rentals lost; (ii) all legal expenses and other related costs incurred by Landlord following Tenant’s default; (iii) all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting; (iv) alt unamortized tenant improvement allowance and lease commissions; and (v) ail costs incurred by Landlord in reletting the Premises, including, without limitation, any brokerage commissions and the value of Landlord’s time.

22.1.4         To the extent permitted under applicable law, Landlord may sue periodically for damages as they accrue without barring a later action for further damages. Landlord may in one action recover accrued damages plus damages attributable to the remaining Lease Term equal to the difference between the rent reserved in this Lease (including an estimated amount of Additional Rent as determined by Landlord) for the balance of the Lease Term after the time of award, and the fair rental value of the Premises for the same discounted to the time of award at the rate of nine percent (9%) per annum. If Landlord has relet the Premises for the period which otherwise would have constituted the unexpired portion of the Lease Term or any part, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

22.1.5         To seize and dispose of Tenant’s Property (as that term is defined in Section 14.2) in any manner permitted by law.

22.2     Cumulative Remedies: The remedies provided for in this Lease are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time.

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22.3      Termination: In the event of a default, this Lease may be terminated at the option of Landlord by Landlord giving written notice to Tenant. If this Lease is not terminated by election of Landlord or otherwise, Landlord shall be entitled to recover damages from Tenant for the default. If this Lease is terminated, Tenant’s liability to Landlord for damages shall survive such termination, and Landlord may re-enter, take possession of the Premises, and remove any persons or property by legal action or by self-help with the use of reasonable force and without liability for damages to Tenant, its property, any other persons, and/or their property. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s contractual liability under the Lease unless written release of liability is given by Landlord to Tenant.

22.4       Reduction or Cancellation of Services: In addition to any rights and remedies which Landlord may have under this Lease, if there shall be a default hereunder by Tenant which shall not have been remedied within any applicable grace period, Landlord shall not be obligated to furnish Tenant or the Premises any heat, ventilation or air-conditioning services outside of business hours on business days, or any extra or additional cleaning services; and the discontinuance of any one or more such services shall be without liability by Landlord to Tenant and shall not reduce, diminish or otherwise affect any of Tenant’s covenants and obligations under this Lease.

22.5       Interest on Damages: In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord’s rights and remedies under this Section 22, if any Base Rent, Additional Rent or other amounts payable hereunder by Tenant to Landlord are not paid within ten (10) days after demand therefor, the same shall bear interest at the annual rate of fifteen percent (15%) or the maximum rate permitted by law, whichever is less, calculated monthly from the due date thereof until paid, and the amount of such interest shall be included as Additional Rent.

Section 23.          RELOCATION: Intentionally deleted.

Section 24.          NO WAIVERS OF PERFORMANCE:

The failure of Landlord to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations or any other obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Rent with knowledge of a breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

Section 25.          CURING TENANT’S DEFAULTS:

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for the periods referred to in Section 21 hereof, Landlord may make any such payment or perform any such act on Tenant’s part to be made or performed as in this Lease provided but shall not be obligated to do so. Any such payment or performance shall not be a waiver or release of Tenant’s obligations. All sums so paid by Landlord and ail necessary incidental costs together with interest thereon at the rate specified in Section 22.5 from the date of such payment by Landlord shall be payable as Additional Rent to Landlord on demand, and Tenant covenants to pay any such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

Section 26.          BROKER:

Tenant and Landlord covenant, warrant and represent that no broker except as provided in the Basic Lease Information (the “Broker”) was instrumental in bringing about or consummating this Lease and that neither party has had conversations or negotiations with any broker except the Broker concerning the leasing of the Premises. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including without limitation, attorneys’ fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker as per a separate agreement between Landlord and the Broker.

Section 27.          NOTICES:

Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease). Notices shall be deemed to have been properly given, rendered or made: upon delivery if delivered in person or by confirmed facsimile to Landlord or Tenant; or, if sent postage prepaid by registered or certified mail, return receipt requested, effective seventy-two (72) hours after posted in a United States post office station or letter box in the continental United States, addressed to the other party at the address designated by the party (except that after the Commencement Date, Tenant’s address, unless Tenant shall give notice to the contrary, shall be Tenant’s address at the Premises in the Building). Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it.

Page 18 – LEASE AGREEMENT

Section 28.          ESTOPPEL CERTIFICATES:

28.1       Execution. Within ten (10) days after written notice from Landlord, Tenant agrees to execute, acknowledge and deliver to Landlord or any proposed mortgagee or purchaser a statement in writing, in form satisfactory to Landlord, certifying the following: (i) whether this Lease is in full force and effect and, if it is in full force and effect, what modifications have been made to this Lease to the date of the certification; (ii) whether or not any defaults or offsets exist with respect to this Lease and, if there are, what they are claimed to be; (iii) setting forth dates to which Rent or other charges have been paid in advance, if any; (iv) stating whether or not Landlord is in default and, if so, specifying what the default may be; and (v) setting forth any other information evidencing the status of the Lease as may be reasonably requested by Landlord.

28.2       Failure to Execute. The failure of Tenant to execute, acknowledge and deliver to Landlord a statement as above shall be deemed to be a default under Section 21 of this Lease and shall constitute an acknowledgement by Tenant that this Lease is unmodified and in full force and effect, that the Rent and other charges have been duly and fully paid to and including the respective due dates immediately preceding the date of Landlord’s notice to Tenant, and shall constitute as to any person, a waiver of any defaults which may exist prior to such notice.

Section 29.          MEMORANDUM OF LEASE:

If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a memorandum of lease in respect of this Lease sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

Section 30.          ADJUSTMENT OF COMMENCEMENT AND EXPIRATION DATES:

30.1      Commencement Date: The term of this Lease shall commence on a date (herein the “Commencement Date”) which shall be the date specified in the Basic Lease Information unless Landlord and Tenant otherwise agree in writing.

30.2      Delay in Commencement: Intentionally deleted.

30.3      Expiration Date: In the event the Commencement Date is adjusted to a date other than as specified in the Basic Lease Information per mutual agreement of Landlord and Tenant, the Expiration Date shall be extended as necessary so that the Lease Term will contain the number of full calendar months indicated in the Rent Schedule of the Basic Lease Information and so that the Expiration Date will fall on the last day of a calendar month.

30.4      Early Occupancy: Intentionally deleted.

Section 31.         RIGHT TO AUDIT TENANT:

Tenant shall deliver to Landlord, within fifteen (15) days of Landlord’s written request, detailed financial information regarding Tenant and Tenant’s operation upon the Premises. Such information shall include income statements, balance sheets and other supporting statements or schedules as may be customarily prepared by Tenant in the operation of its business. Tenant’s financial information shall include footnotes related to revenue mix and trends, accounts receivable, financing activity, and any additional financial matters as reasonably requested by Landlord. Landlord agrees that so long as Tenant is not in default under the Lease, said financial information shall be requested no more frequently than one (1) time in any twelve (12) month period. Tenant’s failure to deliver its financial information in accordance with this section shall constitute an Event of Default under the Lease.

Section 32.         INDOOR AIR QUALITY:

32.1      Maintenance of Indoor Air Quality. Landlord shall operate and maintain the HVAC System for the Premises in a manner sufficient to maintain an indoor air quality within the limits required by the American Society of Heating, Air Conditioning and Refrigeration Engineers (ASHRAE) standard 62-2007.

32.2      Notification by Tenant. Tenant shall notify Landlord within five (5) business days after Tenant first has knowledge of any of the following conditions at, in, on, or within the Premises: standing water, water leaks, water stains, humidity, mold growth, or any unusual odors (including, but not limited to, musty, moldy or mildewy odors).

32.3      Tenant’s Failure to Notify. In the event Tenant fails to notify Landlord of any of the foregoing conditions within the time period provided, Tenant shall indemnify, defend, hold, and save Landlord free and harmless from and against any all claims, demands, costs, and expenses (including but not limited to defense costs and reasonable attorney fees), damages, losses, actions, judgments, or legal proceedings arising, in whole or in part, from death, bodily injury, or property damage to Tenant’s employees which may directly or indirectly relate to or arise from the existence of any of the foregoing conditions.

Page 19 – LEASE AGREEMENT

Section 33.          ENERGY AND ENVIRONMENTAL INITIATIVES:

Tenant shall fully cooperate with Landlord in any programs in which Landlord may elect to participate relating to the Building’s (i) energy efficiency, management, and conservation; (ii) water conservation and management; (iii) environmental standards and efficiency; (iv) recycling and reduction programs; and/or (v) safety, which participation may include, without limitation, the Leadership in Energy and Environmental Design (LEED) program and related Green Building Rating System promoted by the U.S. Green Building Council. All carbon tax credits and similar credits, offsets, and deductions are the sole and exclusive property of Landlord.

Section 34.         MISCELLANEOUS:

34.1      Merger:    All understandings and agreements heretofore had between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties and which is entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease.

34.2      Modifications:    No agreement shall be effective to change, modify, waive, release,discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement is sought.

34.3      Successors and Assigns:    Except as otherwise expressly provided in this Lease, the obligations of this Lease shall bind and benefit the successors and permitted assigns of the parties hereto.

34.4      Nonrecourse Lease:    Tenant shall look only to Landlord’s estate and property in the Land and the Building (or the proceeds thereof) for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Premises.

34.5      Force Majeure:    The obligations of Tenant hereunder shall be in no way affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of:

34.5.1         Strike or other labor trouble, governmental pre-emption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies, or labor resulting therefrom, delays in governmental processing and issuance of permits and/or inspections, or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control; or

34.5.2         Any failure or defect in the supply, quantity, or character of electricity, water, or other utilities furnished to the Premises by reason of any requirement, act, or omission of the public utility or others serving the Building with electric energy, steam, oil, gas, or water, or for any other reason whether similar or dissimilar, beyond Landlord’s reasonable control.

34.6      Definitions:    For the purpose of this Lease, the following terms have the meanings indicated:

34.6.1         The term “mortgage” shall include a mortgage and/or deed of trust, and the term “holder of a mortgage” or “mortgagee” or words of similar import shall include a mortgagee of a mortgage or a beneficiary of a deed of trust.

34.6.2         The term “laws” and “requirements of any public authorities” and words of similar import shall mean laws and ordinances of any or ail of the federal, state, regional, city, and county governments and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Building and/or the Premises, and the direction of any public officer pursuant to law, whether now or hereinafter in force.

34.6.3         The term “Tenant” shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, which at the time in question is the owner of Tenant’s estate and interest granted by this Lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this Lease or to relieve Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

34.6.4         The term “Land” shall mean the real property lot or parcel upon which the Building is located, including, without limitation, parking areas, landscaped areas, walkways, driveways, sidewalks and curbs.

34.6.5         The term “Landlord” shall mean only the owner at the time in question of the Building or of a lease of the Building, so that in the event of any transfer or transfers of title to the Building or of Landlord’s interest in a lease of the Building, the transferor shall be and hereby is relieved and freed of all obligations of the Landlord under this Lease accruing after such transfer, and it shall be deemed without further agreement that such transferee has assumed and agree to perform and observe all obligations of the Landlord herein during the period it is the holder of Landlord’s interest under this Lease.

Page 20 – LEASE AGREEMENT

34.6.6         The term “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Lease as a whole, and not to any particular article, section or subsection, unless expressly so stated.

34.6.7         The term “and/or” when applied to two or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

34.6.8         The term “person” shall mean natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

34.7      Effect of Expiration:    Upon the expiration or other termination of this Lease, neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such expiration or other termination; and, in any event, unless otherwise expressly provided in this Lease, any liability for a payment (including, without limitation, Additional Rent, herein) or performance of an obligation which shall have accrued to or with respect to any period ending at the time of expiration or other termination of this Lease shall survive the expiration or other termination of this Lease.

34.8      Excavation: If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person shall deem reasonably necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, and without reducing or otherwise affecting Tenant’s obligations under this Lease.

34.9      Union Contracts: Tenant agrees that the exercise of its rights pursuant to the provision of Section 13 or of any other provisions of this Lease or the Exhibits hereto shall not be done in a manner which would violate Landlord’s union contracts affecting the Project, nor create any lawful work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.

34.10    Prorations: Any apportionments or prorations of Base Rent or Additional Rent to be made under this Lease shall be computed on the basis of a three hundred sixty (360) day year, with twelve (12) months of thirty (30) days each.

34.11    Governing Law: Regardless of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of Oregon. If any provision of this Lease or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience or reference and shall not affect its interpretation. Each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. Time is of the essence of this Lease and all of its provisions.

34.12    Light, Air and View: Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or near the Building shall in no way affect this Lease or impose any liability on Landlord.

34.13    Tenant Representations: If Tenant is an entity other than an individual, each person executing this Lease on behalf of Tenant does hereby covenant and warrant that: (i) Tenant is duly organized and validly existing under the laws of its state of formation, and, if such entity is existing under the laws of a jurisdiction other than Oregon, is qualified to transact business in Oregon; (ii) Tenant has full right and authority to enter into this Lease and perform all of Tenant’s obligations hereunder; and (iii) each person signing this Lease on behalf of Tenant is duly and validly authorized to do so.

34.14    Defined Terms: Words capitalized other than as the first word of a sentence are defined terms and have the meaning, throughout this Lease, given to them when they are first used with an initial capital or when used in quotation marks.

34.15    Counterparts: This Lease may be executed in one or more counterparts by separate signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding on ail parties hereto, even though all parties are not signatories to the original or to the same counterpart. Any counterpart of this Lease that has attached to it separate signature pages, which together contain the signatures of all parties, shall for all purposes be deemed a fully-executed instrument, and in making proof of this Lease, it shall not be necessary to produce or account for more than one such counterpart.

Page 21 – LEASE AGREEMENT

34.16    Costs and Attorney Fees:

34.16.1       If this Lease is placed in the hands of an attorney due to a default in the payment or performance of any of its terms, the defaulting party shall pay, immediately upon demand, all of the other party’s costs and expenses associated with enforcing the Lease, including reasonable attorney fees and collection costs even though no suit or action is filed thereon, and any other fees or expenses incurred by the nondefaulting party.

34.16.2       If legal action is instituted to enforce or interpret any of the terms of this Lease or if legal action is instituted in a Bankruptcy Court for a United States District Court to enforce or interpret any of the terms of this Lease, to seek relief from an automatic stay, to obtain adequate protection, or to otherwise assert the interest of Landlord in a bankruptcy proceeding, the party not prevailing shall pay the prevailing party’s costs and disbursements, the fees and expenses of expert witnesses in determining reasonable attorney fees, and such sums as the court may determine to be reasonable for the prevailing party’s attorney fees connected with the trial and any appeal and by petition for review thereof.

34.16.3       For purposes of this Lease, the term “attorney fees” includes all charges of the prevailing party’s attorneys and their staff (including, without limitation, legal assistants, paralegals, word processing, and other support personnel) and any postpetition fees in a bankruptcy court. For purposes of this Lease, the term “fees and expenses” includes, but is not limited to, long-distance telephone charges; expenses of facsimile transmission; expenses for postage (including costs of registered or certified mail and return receipts), express mail, or parcel delivery; mileage and all deposition charges, including, but not limited to, court reporters’ charges, appearance fees, and all costs of transcription; costs incurred in searching records.

34.17    Effect of Failure to Consent: Except where a different standard is expressly provided in this Lease, Landlord may grant or refuse to consent or approve any item in its sole discretion. Where this Lease states that a consent or approval may not be unreasonably withheld, and a party unreasonably withholds or conditions such consent, the other party shall not be entitled to any damages or termination of this Lease for such withholding, it being intended that the sole remedy shall be to obtain an injunction compelling such consent or approval.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the date and year first above written.

LANDLORD	TENANT

AMBERGLEN, LLC, a Delaware limited liability company	SUMMIT SEMICONDUCTOR, LLC, a Delaware limited liability company

By:	Principal Life Insurance Company, an Iowa corporation, for its Principal U.S. Property Separate Account	By:	/s/ Gary Williams
		Title:	CFO
		Date:	6/17/2015

By: Principal Real Estate Investors, LLC, a Delaware limited liability company, its authorized signatory

By:	/s/ Jay Fisher
Jay Fisher
Title:	Assistant Managing Director
Date:	Asset Management

By:
Title:
Date:

Page 22 – LEASE AGREEMENT

EXHIBIT A

Legal Description and Parcel Map for Land

AMBERGLEN

AN OREGON BUSINESS CENTER

AUGUST 2004

OPEN SPACE
EXISTING 2430 BUILDING LOT 17
EXISTING 2340 BUILDING LOT 18
OPEN SPACE
N.W. CORNELL ROAD
N.W. 206TH AVENUE
OPEN SPACE
OPEN SPACE
EXISTING 20475 BUILDING LOT 19
UNOWNED PARCEL
FUTURE 1850 & 1860 BUILDING LOT 10
NAUTILUS PLUS LOT 9
WESTERN BANK LOT 8
N.T.S.
N.W. AMBERWOOD DRIVE
N.W. AMBERGROVE DRIVE
EXISTING 2107 BUILDING LOT 11
HOLDING NITRATION AREA
OPEN SPACE
NW STUCKI AVENUE
EXISTING 20460 BUILDING LOT 15
EXISTING 20400 BUILDING LOT 16
N.W. AMBERWOOD DRIVE
EXISTING 1920 BUILDING LOT 28
NW COMPTON DRIVE
EXISTING 20075 BUILDING LOT 6
FUTURE 20185 BUILDING TAXLOT #1000
EXISTING 1910 BUILDING LOT 29
OPEN SPACE
NW AMBERGLEN PARKWAY
EXISTING 1600 BUILDING LOT 5
EXISTING 20270 BUILDING LOT 7
NW AMBERLEAF CT.
OPEN SPACE
NW WALKER ROAD
EXISTING 20575 BUILDING LOT 14
OPEN SPACE
EXISTING 1600 BUILDING
N.W. 205TH AVENUE
EXISTING 20335 BUILDING LOT 13
FUTURE 20130 BUILDING LOT 12
OPEN SPACE
LOT 4
EXISTING 19646 BUILDING
EXISTING 1400 BUILDING
N.W. VON NEUMANN DRIVE
N.W. AMBERGLEN PARKWAY
EXISTING 20469 BUILDING LOT 23
EXISTING 1365 BUILDING LOT 27
FUTURE 1385 NW GIBBS DR. BUILDING LOT 33
NW COMPTON DRIVE
EXISTING 20430 BUILDING LOT 24
EXISTING 1355 BUILDING LOT 25
OREGON GRADUATE INSTITUTE
FUTURE 20565 NW WILKINS ROAD BUILDING LOT 29
FUTURE 1145 NW AMBERGLEN PARKWAY ROAD BUILDING LOT 32
EXISTING 1195 BUILDING
FUTURE 1300 NW GIBBS DR. BUILDING LOT 35
N.W. AMBERGLEN PARKWAY
EXISTING 1100 BUILDING LOT 36
FUTURE 20545 NW WILKINS ROAD BUILDING LOT 30
FUTURE 1125 NW AMBERGLEN PARKWAY ROAD BUILDING LOT 31
EXISTING 1050 BUILDING
N.W. WILKINS ROAD
FUTURE N.W. WILKINS ROAD

Page 1 – EXHIBIT A

EXHIBIT B

Park Common Areas

AMBERGLEN BUSINESS CENTER COMMON AREAS

AUGUST 2004

N.T.S.
LEGEND
COMMON AREA
N.W. CORNELL ROAD
NW STUCKI AVENUE
N.W. AMBERWOOD DRIVE
NW COMPTON DRIVE
NW AMBERGLEN PARKWAY
NW WALKER ROAD
NW AMBERGLEN CT
N.W. AMBERGLEN PARKWAY
N.W. VON NEUMANN DRIVE
N.W. WILKINS ROAD
FUTURE N.W. WILKINS ROAD
2430
2345
20475
UNOWNED PARCEL
1850 & 1860
2120
NAUTILUS PLUS
WESTERN BANK
20450
20400
1925
1915
20175
20075
1920
20270
20575
1600
20325
20150
1400
19545
20460
LAKE
1385
1395
20420
1365
OREGON GRADUATE INSTITUTE
20685
1145
1200
1195
1100
20645
1125
1050

Page 1 – EXHIBIT B

EXHIBIT C

Floor Plan for the Building

Floor Upon Which the Premises is Located

SUITE 100
17,465 S.F.
FRONTIER
SUITE 150
17,190 S.F.
APPLIED MATERIALS
SUITE 170
23,172 S.F.

NORTH

FIRST FLOOR TENANT PLAN

20575 BUILDING

*SQUARE FOOTAGE INDICATED REFLECTS USEABLE SQUARE FOOTAGE WITH OWNER LOAD FACTOR

05/23/94

Page 1 – EXHIBIT C

EXHIBIT D

Rules and Regulations

The following rules and regulations shall apply to the Building and all tenants, their employees and agents, or any others permitted to occupy or enter the Building, or any part thereof, pursuant to a Lease. Tenants will at all times abide by said rules and regulations, to-wit:

A.         The sidewalks, entries, passages, corridors and stairways of the Building shall not be obstructed by any Tenant, or its agents or employees, or used for any purpose other than ingress or egress to and from the Tenant’s Premises. Further, no Tenant shall misuse or in any manner damage the landscaped or other Common Areas. No furniture, equipment, or picnic tables or chairs may be placed on such areas.

B.          Furniture, equipment, or supplies will be moved in or out of the Building only via the loading dock and facilities designated by Landlord. In the event any Tenant damages any parts of the Building during any such move, such Tenant shall forthwith pay to Landlord the amount required to repair said damage.

C.          No safe or article, the weight of which may, in the opinion of Landlord, constitute a hazard or damage to the Building or its equipment, shall be moved into the Building without prior written consent of Landlord. If such consent is granted, such article may be moved into the Building and located in Tenant’s premises only in the manner designated by Landlord.

D.          No Tenant shall do or permit anything to be done in its Premises, or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building or on property kept therein, or constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the taws relating to fire, or with any regulations of the fire department or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of the Department of Health of the County in which the Building is located.

E.          Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of any Tenant, its agents, employees or invitees shall be paid for by such Tenant. No person shall waste water by tying back or wedging the faucets or by any other means.

F.          No animals (other than service animals) shall be allowed in the Building. No person shall disturb the occupants of this or adjoining buildings or premises by the use of any radio, sound equipment, or musical instrument or by making loud or improper noises.

G.          There shall be no obstruction of sidewalks, entrances, common roadways, or drives, or truck loading areas of the Building. Further, no unlicensed vehicles may be parked in any common parking or drives, or truck loading areas of the Building and no vehicles or bicycles may be stored in any Common Areas, except where designated.

H.          No Tenant shall allow anything to be placed on the outside of the Building, other than permitted signs, and then only to the extent expressly provided in a Lease, nor shall anything be thrown by any Tenant, its agents or employees, out of the windows or doors or down the corridors of the Building. Landlord shall have the right to remove alt non-permitted signs, or any furniture, equipment or supplies located in any Common Areas without notice to Tenant which is responsible therefor and at the expense of such Tenant.

I.           No additional lock(s) shall be placed by any Tenant on any exterior door in the Building. A reasonable number of keys to a Tenant’s Premises will be furnished to such Tenant by Landlord, and neither Tenant nor its agents or employees, shall have any duplicate keys made. Additionally, Tenant shall not alter any existing lock(s) without the prior written approval of Landlord. At the termination of Tenant’s Lease, it shall promptly return to Landlord all keys to offices, warehouse space, or vaults.

J.           No awning shall be placed over the windows, except with the prior written consent of Landlord.

K.          If any Tenant desires telegraphic, telephonic, heavy equipment or other electric connections utilizing other than standard 110-volt connections, Landlord or its agents will direct the electricians as to where and how the wires may be introduced, and without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at such Tenant’s expense.

L.           Landlord shall at all times have the right, by its officers or agents, to enter the Premises and show the same to persons wishing to lease them, and may at any time within six (6) months immediately preceding the termination of this tenancy place upon the doors and windows of the Premises the notice “For Rent,” which notice shall not be removed by Tenant.

M.         Tenant shall comply with all applicable laws and regulations of any public authority affecting the Premises or the use thereof, and correct at Tenant’s expense any failure to comply created through Tenant’s fault or by reason of Tenant’s use.

Page 1 – EXHIBIT D

N.          Except with the prior written consent of Landlord, no tenant shall conduct any retail sales in or from the Premises, or any business other than that specifically provided for in the Lease.

O.          Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord occasioned by the presence of such vendors or the sale by them of personal goods or services to a tenant or its employees. If reasonably necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building. The term “personal goods or services vendors” means persons who periodically enter the Building for the purpose of selling goods or services to a tenant, other than goods or services which are used by a tenant only for the purpose of conducting its business on the Premises. “Personal goods or services” include, but are not limited to, drinking water and other beverages, food, barbering services, and shoe shining services.

P.           The sashes, sash doors, windows, glass lights, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by Tenant.

Q.          In order to maintain the outward professional appearance of the Building, all window coverings to be installed at the Premises shall be subject to Landlord’s prior approval. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, such use of such curtain, blind, shade or screen shall be forthwith discontinued by Tenant.

R.          No cooking shall be done or permitted by Tenant on the Premises other than (i) in a cafeteria operated in compliance with the law and applicable covenants affecting the Premises; or (ii) the use of a microwave oven for food or Underwriter’s Laboratory approved equipment for brewing coffee, tea, and similar beverages, provided that the use is in compliance with law. Offices in the Building shall not be used for lodging.

S.          Tenant shall not lay linoleum or other similar floor covering so that the same be affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises, shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant by whom, or by those agents, clerks, employees, or visitors, the damage has been caused.

T.          Tenant shall see that the windows and doors of the Premises are closed and securely locked before leaving the Building.

U.          Smoking is prohibited in all areas of the Building, and smoking will be permitted only in those outdoor areas of the Project specified as smoking areas by Landlord from time to time.

V.          Landlord may reasonably amend, modify, delete, or add new and additional rules and regulations regarding the use and care of the Premises leased to Tenants and the Building of which such Premises are a part. All Tenants shall comply with all such rules and regulations upon notice thereof to them from Landlord. Any breach by a Tenant of any rules and regulations herein set forth or any amendments, modifications or additions thereto, shall constitute a default by such Tenant under its lease agreement and Landlord shall have all rights and remedies set forth therein.

Page 2 – EXHIBIT D

EXHIBIT E

Addendum to Lease

This Addendum is an integral part of the attached Lease between Landlord and Tenant. In the event of any conflict between the terms of this Addendum and the terms of the Lease, the terms of this Addendum shall control.

1.           OPTION TO EXTEND LEASE TERM.

1.1         Tenant shall have the right to extend the Lease Term for one additional period of thirty-six (36) months (the “Extension Term”), such right to be exercised by written notice from Tenant to Landlord given not more than nine (9) months nor less than seven (7) months prior to the expiration date of the Lease. This extension right may only be exercised if Tenant is not in default under the Lease. If the Lease is terminated for any reason, the rights granted to Tenant in this section shall also terminate at the same time. If Tenant exercises the right to extend the Lease Term as provided herein and subsequently becomes in default prior to commencement of the Extension Term, Landlord may elect, by written notice to Tenant, to terminate Tenant’s prior election to exercise its right to extend the Lease Term, in which event Tenant shall have no rights with respect to the Extension Term. The option to extend the Lease Term is personal to Tenant and may be exercised only by Tenant (and not any assignee or subtenant) in the event Tenant is in actual occupancy of the Premises at the time the extension notice is given.

1.2         The leasing of the Premises during the Extension Term shall be upon the same terms and conditions as are contained in the Lease, except that (a) there shall be no further options to extend the Lease after the Extension Term unless expressly granted by Landlord in writing, (b) any provisions of the Lease that are in the nature of concessions to induce Tenant to enter into the Lease shall not apply to the Extension Term, and (c) the monthly Base Rent during the Extension Term shall be the then fair market rent as reasonably determined by Landlord. The fair market rent determined by Landlord shall be based on rents for comparable space of comparable size with a comparable level of tenant improvements for a similar term for tenants of similar credit to that of Tenant, by reference to first-class space primarily in the Building and secondarily in other buildings comparable to the Building in age, quality, and location (suburban Portland office buildings in office/business centers or parks).

1.3        Upon notification from Tenant of the exercise of the extension option, Landlord shall within thirty (30) days thereafter notify Tenant in writing of the proposed monthly Base Rent for the Extension Term (“Extension Rent”). Tenant shall within fifteen (15) days following receipt of same to notify Landlord in writing of the acceptance or rejection of the proposed Extension Rent. Tenant’s failure to timely provide such notice shall constitute acceptance of the proposed Extension Rent. If Tenant rejects the proposed Extension Rent, Landlord and Tenant shall attempt to agree on Extension Rent through negotiation. If Landlord and Tenant fail through negotiation to agree on Extension Rent within fifteen (15) business days of Tenant’s rejection, either party may, within three (3) business days of the expiration of the fifteen (15) business day negotiation period, give written notice to the other party that it is electing not to proceed with the lease extension. In such event, the rights granted to Tenant in this section shall terminate. If no such notice is given within the three (3) business day time period, Extension Rent shall be determined as follows:

1.3.1         Within thirty (30) days following expiration of the negotiation period, Landlord and Tenant each shall appoint a disinterested and qualified real estate professional (but not an appraiser) to determine Extension Rent. If the two real estate professionals cannot agree upon Extension Rent within thirty (30) days following their appointment, the two appointees shall forthwith select a third disinterested and qualified real estate professional to determine Extension Rent, and the decision of any two of the three real estate professionals as to Extension Rent shall be binding on Landlord and Tenant. The real estate professionals shall notify Landlord and Tenant in writing of their decision as to Extension Rent within thirty (30) days following the selection of the two real estate professionals or of the selection of the third real estate professional, as applicable. Landlord and Tenant shall bear the expense of the real estate professional appointed by each, and the expense of the third real estate professional shall be shared equally by Landlord and Tenant. If the Extension Term has commenced during the process for establishing Extension Rent, Tenant shall pay Extension Rent at Landlord’s rate, with retroactive adjustment made if a different rate is established as provided above.

1.4         Within thirty (30) days after Extension Rent has been finally determined, Landlord and Tenant shall execute a written confirmation of the Extension Term and Extension Rent. Failure or refusal of Tenant to execute the confirming memorandum shall be an Event of Default.

Page 1 – EXHIBIT E

March 25, 2016

Summit Semiconductor LLC

20575 NW Von Neumann Dr, Suite 100

Beaverton, OR 97006

RE:	Change of Management Name and Address

20575 NW VonNeumann Drive, Beaverton, OR 97006

Dear Tenant:

KG Investment Management, LLC has changed the registered business name and address of the company. Please consider this letter a notice of change to Section 1.4.1 of your Lease.

Section 1.4.1 Landlord’s Address for Giving of Notices is now:

AmberGlen, LLC

c/o KG Investment Properties, LLC

1920 NW AmberGlen Parkway Ste 100

Beaverton, OR 97006

Copy to:

AmberGlen, LLC

c/o Principal Life Insurance Company

711 High Street

Des Moines, IA 50392

Section 1.4.2 Landlord’s Address for Payment of Rent remains unchanged. Please continue to send all rental payments to Principal Real Estate Investors.

Lastly, please send an updated certificate of insurance listing the following:

Additional Insureds:

AmberGlen, LLC, Principal Real Estate Investors, LLC, and KG Investment Properties, LLC.

Certificate Holder:

AmberGlen, LLC

c/o KG Investment Properties, LLC

1920 NW AmberGlen Pkwy, Suite 100

Beaverton, OR 97006

1920 NW AmberGlen Parkway | Suite 100 | Beaverton, OR 97006 | 503-748-0450 | kgip.com

Please update your certificate and return to Kara Unger via email at kunger@kgip.com or by fax to (503) 748-0460 at your earliest convenience. Thank you in advance for your assistance.

I can be reached directly at (503) 748-0454. If you have any questions please feel free to contact me. We look forward to continue working with you and maintaining our relationship with your company.

Sincerely,

KG INVESTMENT PROPERTIES, LLC

/s/ Kim Schoenfelder
Kim Schoenfelder
Vice President

cc: Lease File